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                                                                  Exhibit 5.1

                                 June 19, 1995





Somatix Therapy Corporation
950 Marina Village Parkway
Suite 100
Alameda, California  94501-1034

Ladies and Gentlemen:

                 We have acted as counsel to Somatix Therapy Corporation (the "Company"), a Delaware corporation, in connection with its registration of 2,363,895 shares of Common Stock (the "Common Stock") as described in the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

                 We are familiar with the corporate proceedings taken by the Company in connection with the issuance and sale of the Common Stock, and consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. It is our opinion that the Common Stock has been duly authorized and is validly issued, fully paid and nonassessable.

                 We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                                     Very truly yours,



                                                     BROBECK, PHLEGER & HARRISON